 Exhibit 28 (j)(ii)

Consent of Independent Registered Public Accounting Firm

NRM Investment Company
280 Abrahams Lane
Villanova PA, 19085

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 38 to the Registration Statement (Form N-1A No. 2-66073) dated October 29, 2010, of our report dated October 29, 2010 related to the financial statements of NRM Investment Company appearing in the Company’s annual report to shareholders for the year ended August 31, 2010.

We also consent to the references to our Firm under the captions “Financial Highlights” in the Prospectus and “Auditors” in the Statement of Additional Information.

ParenteBeard LLC
1200 Atwater Drive
Malvern, PA 19355

December 7, 2010